SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 4, 2009
Date of Report (Date of earliest event reported)

FBR Capital Markets Corporation
 (Exact Name of Registrant as Specified in its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

001-33518	20-5164223
(Commission File Number)	(IRS Employer Identification No.)

1001 Nineteenth Street North

Arlington, VA 22209
 (Address of Principal Executive Office) (Zip Code)

(703) 312-9500
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2009, the shareholders of FBR Capital Markets Corporation (the “Company) approved an amendment to the Company’s 2006 Long-Term Incentive Plan (the “LTIP”) to (i) add a specific limit on the number of shares for which options can be granted under the 2006 LTIP, (ii) eliminate the six-month holding period for shares surrendered in connection with the exercise of an option, (iii) clarify that other stock-based awards granted under the 2006 LTIP may be immediately vested and transferable, (iv) change the per individual grant limitations for certain awards and (v) extend the term of the 2006 LTIP until April 20, 2019.

For a description of the terms and conditions of the Plan, as amended and restated on June 4, 2009, see
“Description of the Plan” under “Proposal 2 – Approval of Amendments to the 2006 Long-Term Incentive Plan” in the proxy statement for our 2009 Annual Meeting of Shareholders, which description is incorporated herein by reference. The description of the Plan contained in the proxy statement is qualified in its entirety by reference to the full text of the Plan, a copy of which is included as Appendix A to our proxy statement for our 2009 Annual Meeting of Shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR Capital Markets Corporation

Date: June 10, 2009	By:	/s/ Bradley J. Wright
Bradley J. Wright
Executive Vice President and Chief Financial Officer